UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

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HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
(Name of Registrant as Specified in Its Charter)

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HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
on behalf of
Hatteras Alpha Hedged Strategies Fund
 Hatteras Hedged Strategies Fund
Hatteras Long/Short Equity Fund
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
(877) 569-2382

INFORMATION STATEMENT
April 30, 2014

This Information Statement is being furnished by the Board of Trustees (the “Board”) of Hatteras Alternative Mutual Funds Trust (the “Trust”), to the shareholders of its series, Hatteras Alpha Hedged Strategies Fund (“Alpha”), Hatteras Hedged Strategies Fund (“Hedged Strategies”) and Hatteras Long/Short Equity Fund (“Long/Short Equity”) (collectively, the “Funds”), in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”). Under the Order, Hatteras Alternative Mutual Funds, LLC (the “Adviser”), the Funds’ investment adviser, may enter into and materially amend agreements with sub-advisers and trading advisors, subject to approval of the Board but without obtaining shareholder approval.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Background and Legal Analysis. As a mutual fund of funds, each Fund pursues its investment objective by investing in other affiliated mutual funds, each a series of Underlying Funds Trust (“Underlying Funds”). The Adviser is responsible for selecting sub-advisers (collectively, the “Sub-Advisers”) to manage the assets of the Underlying Funds in which each Fund invests. The Sub-Advisers are engaged to manage the investments of the Underlying Funds in accordance with each Underlying Fund’s investment objective, policies and limitations and any investment guidelines established by the Adviser and the Board. Each Sub-Adviser is responsible, subject to the supervision and control of the Adviser and the Board, for the purchase, retention and sale of securities or other investments in the portion of each Underlying Fund’s investment portfolio under its management.

In order to facilitate the efficient supervision and management of the Sub-Advisers by the Adviser and the Board, the Trust and the Adviser applied for, and the SEC approved, the Order, which permits the Adviser, subject to certain conditions and approval by the Board but without shareholder approval, to hire new Sub-Advisers, change the terms of particular agreements with Sub-Advisers or continue the employment of existing Sub-Advisers after events that would otherwise cause an automatic termination of a sub-advisory or trading advisor agreement. As a condition of the Order, the Adviser is obligated to provide shareholders with certain information regarding each Sub-Adviser in the form of an information statement (the “Information Statement”) meeting the requirements of Regulation 14C, Schedule 14C and Item 22 of Schedule 14A under the Securities Exchange Act of 1934, as amended, except as modified to permit aggregate fee disclosure. This Information Statement is being provided in light of the Board’s approval of the new sub-advisory agreements described below.

On March 4, 2014, at an in-person meeting of the Board, a majority of the Board, including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), after having met in an executive session with independent counsel, voted to approve new Sub-Advisory Agreements (each a “Sub-Advisory Agreement”) by and among the Adviser, the Underlying Funds Trust, on behalf of the Underlying Funds, and each of the following Sub-Advisers:

Name of Sub-Adviser
Jadwin Partners, LLC (“Jadwin”)
Chartwell Investment Partners, Inc. (formerly Chartwell Investment Partners, LP) (“Chartwell”)

 The form of Sub-Advisory Agreement that the Board approved is attached as Exhibit A.

On March 4, 2014, the Board, including a majority of the Independent Trustees, in approving each Sub-Advisory Agreement, determined that the terms and conditions of each Sub-Advisory Agreement were fair to, and in the best interests of, each Fund and its respective shareholders. The Board received information from the Trust’s legal counsel regarding their duties and responsibilities under the 1940 Act in approving each Sub-Advisory Agreement. In connection with its approval of each Sub-Advisory Agreement, the Board considered the following factors:

•	The overall investment performance of each Sub-Adviser;
•	The nature, scope and quality of the services to be provided by each Sub-Adviser;
•	The costs of the services to be provided by each Sub-Adviser and the structure of each Sub-Adviser’s fees;
•	The extent to which economies of scale would be realized as an Underlying Fund grows and whether fee levels reflect any economies of scale for the benefit of shareholders; and
•	The profits to be realized by each Sub-Adviser and its affiliates from the relationship with the Underlying Funds.

None of these factors was determinative in the Board’s decision to approve each Sub-Advisory Agreement, but each was a factor in the Independent Trustees’ consideration.

In approving the Sub-Advisory Agreement with Chartwell, the Board noted that Chartwell had been a Sub-Adviser to the Underlying Funds since 2011. The Board further noted that it was approving the Sub-Advisory Agreement with Chartwell due to the assignment and termination of Chartwell’s prior sub-advisory agreement as a result of a recent change in control. The Independent Trustees primarily considered a representation from the Trust’s Chief Compliance Officer that the acquisition of Chartwell by TriState Capital Holdings, Inc. and the resulting change in control at Chartwell was not expected to result in any material changes to the firm’s policies and procedures and that the day-to-day management previously provided by Chartwell to the Underlying Funds was not expected to be affected.

Regarding each of the sub-advisers, the Independent Trustees discussed and considered materials which had been distributed to them in advance of the meeting and prepared by each Sub-Adviser in response to a questionnaire provided by the Adviser and Fund counsel with respect to certain matters that the Adviser and Fund counsel believed relevant to the approval of each Sub-Advisory Agreement under Section 15 of the 1940 Act. These materials included, among other things, information regarding: (a) each Sub-Adviser’s financial soundness and ability to honor any applicable expense reimbursement commitment; (b) information on economies of scale (if any) resulting from growth of the Underlying Funds’ assets; (c) the timeliness, adequacy and quality of information supplied by each Sub-Adviser in response to the requests of the Adviser and the Independent Trustees; (d) regulatory issues; (e) each Sub-Adviser’s compliance program and chief compliance officer; and (f) other material factors affecting each Sub-Adviser. The Independent Trustees then discussed each sub-advisory arrangement with each Sub-Adviser.

Regarding each Sub-Adviser, the Board considered, among other things, the following:

Considerations of the Board of Trustees regarding the Sub-Advisory Agreement with Jadwin Partners LLC. Jadwin is located at One Embarcadero Center, 29th Floor, San Francisco, California, 94111 and is a registered investment adviser. Jadwin provides investment management services to investment companies and other pooled investment vehicles. In approving the Sub-Advisory Agreement, the Board considered the merits of the investment team at Jadwin and the fit of Jadwin’s long/short equity and market neutral strategies within the strategies employed by the Underlying Funds.

Considerations of the Board of Trustees regarding the Sub-Advisory Agreement with Chartwell Investment Partners.  Chartwell is located at 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312 and is a registered investment adviser.  Chartwell provides portfolio management services to individually managed accounts for individuals, including high net worth individuals, investment companies, pension and profit sharing plans, pooled investment vehicles, charitable organizations, other corporate entities and state and municipal governments. In approving the Sub-Advisory Agreement, the Board considered the merits of the investment team at Chartwell and the continuing fit of the team’s long/short equity strategy within the strategies employed by the Underlying Funds and its contribution to the Funds’ overall performance. The Board also considered that, prior to its acquisition by TriState Capital Holdings, Inc., Chartwell had been a Sub-Adviser to the Underlying Funds since 2011. The Board acknowledged the representations from the Trust’s Chief Compliance Officer that Chartwell’s overall compliance program and its business continuity plan, as well as the day-to-day management it provides to the Underlying Funds, were not expected to be impacted by the change in control at Chartwell. The Board noted that the Adviser was not aware of any regulatory or compliance issues with regard to Chartwell.

After reviewing each Sub-Advisory Agreement, the Board assessed the overall quality of services to be provided to the Underlying Funds. The Board considered each Sub-Adviser’s specific responsibilities in all aspects of day-to-day portfolio management of each Underlying Fund, as well as the qualifications, experience and responsibilities of the portfolio managers and other key personnel at each Sub-Adviser involved in day-to-day portfolio activities. The Board reviewed the representations by the Adviser’s Chief Compliance Officer in connection with each Sub-Adviser’s compliance procedures and any material compliance issues that had been brought to their attention with respect to each Sub-Adviser. The Board concluded that each Sub-Adviser had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under its respective Sub-Advisory Agreement and that the nature, overall quality, and extent of the management services were satisfactory.

The Board then turned to a more focused review of the cost of services and the structure of the fees under each Sub-Advisory Agreement. The Adviser noted that the fees under each Sub-Advisory Agreement are paid by the Adviser from its advisory fee.

The Board concluded that the nature and scope of the services to be provided was reasonable and appropriate in relation to each of the fees under each Sub-Advisory Agreement.

Based on the factors discussed above, the Board approved each Sub-Advisory Agreement.

Summary of the Sub-Advisory Agreement. The following description is only a summary of the material terms of the Sub-Advisory Agreement. A form of the Sub-Advisory Agreement is attached at Exhibit A and should be referenced for its specific terms. The Sub-Advisory Agreement with Jadwin Partners, LLC is dated April 14, 2014. The Sub-Advisory Agreement with Chartwell Investment Partners is dated March 5, 2014. Each Sub-Advisory Agreement has an initial term of two years as permitted by the 1940 Act. Each of the Sub-Advisers relies upon respective portfolio managers for the day-to-day management of the portion of the Underlying Funds’ portfolios that it manages or trades. The Sub-Advisory Agreements provide that following the initial term of two years, each will continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board and by a majority of the Independent Trustees at an in-person meeting called for the purpose of voting on such approval. The Sub-Advisory Agreements are terminable at any time without penalty, on sixty days’ written notice and will terminate automatically in the event of an assignment (as defined by the 1940 Act). The Adviser will pay each Sub-Adviser monthly an annual fee based upon the average daily net assets of the Underlying Funds allocated to each Sub-Adviser from the 1.75% advisory fee paid to the Adviser pursuant to its investment advisory agreement with the Underlying Funds Trust dated September 15, 2009, as amended. The Funds are not responsible for the payment of Sub-Adviser fees.

Compensation.  Set forth below is (i) the aggregate compensation paid to the Adviser and the Sub-Advisers, expressed in dollars and as a percentage of net assets of the Trust and each Fund, during the fiscal year ended December 31, 2013, and (ii) the estimated annualized compensation to be paid to the Adviser and the Sub-Advisers, expressed in dollars and as a percentage of net assets of the Trust and each Fund, for the fiscal year ending December 31, 2014:

	Aggregate Dollar Amount	As a Percentage of Average Net Assets of the Trust	As a Percentage of Average Net Assets of Alpha	As a Percentage of Average Net Assets of Hedged Strategies	As a Percentage of Average Net Assets of Long/Short Equity
Fiscal Year Ended December 31, 2013	$16,566,810	1.99%	1.99%	1.99%	1.96%
Fiscal Year Ending December 31, 2014	$26,944,758	1.99%	1.99%	1.99%	1.96%

None of the Sub-Advisers is an affiliated person, as defined in section 2(a)(3) of the 1940 Act, of the Trust or the Adviser, other than by reason of serving as a Sub-Adviser.

Management of the Sub-Adviser. Set forth below are the names and principal occupations of the principal executive officers and directors (or persons engaged in similar roles) of each Sub-Adviser and the address of each are the same as those provided above for each Sub-Adviser.

Jadwin Partners, LLC
Name	Principal Occupation/Title
Steven C. Deluca	Chief Compliance Officer and Manager
David C. Reale	Manager

Chartwell Investment Partners, Inc.
Name	Principal Occupation/Title
Edward N. Antoian	Chief Investment Officer – Growth Group
James F. Getz	Chairman
George G. Hager	Chief Compliance Officer, Chief Financial Officer, Treasurer and Secretary
Timothy J. Riddle	Chief Executive Officer

Other Registered Investment Companies Advised or Sub-Advised by Jadwin and Chartwell. Jadwin and Chartwell do not currently act as investment sub-adviser to mutual funds with similar investment objectives as the Underlying Funds allocated to each Sub-Adviser.

Information about the Adviser. On October 1, 2013, RCS Capital Corporation (the “Company”) and Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC (the “Purchaser”), a newly formed wholly-owned subsidiary of RCS Advisory Services, LLC, which is an operating subsidiary of the Company, entered into an asset purchase agreement (the “Purchase Agreement”) with certain principals of the Hatteras Funds Group (defined below), Hatteras Investment Partners LLC, Hatteras Investment Management LLC, Hatteras Capital Investment Management, LLC, the Adviser, and Hatteras Capital Investment Partners, LLC (each, a “Hatteras Seller,” and, collectively, the “Hatteras Sellers”), and David Perkins, as the sellers’ representative (the “Sellers’ Representative”).   Pursuant to the terms of the Purchase Agreement, Purchaser will purchase from the Hatteras Sellers and the Hatteras Sellers will sell to the Purchaser, substantially all the assets related to the business and operations of the Hatteras Sellers and their respective subsidiaries (collectively, the “Hatteras Funds Group”), the Purchaser will assume certain liabilities of such parties and the Company will guarantee certain obligations of the Purchaser (the “Purchase”).

The Purchase Agreement is subject to various conditions.  When consummated, the Purchase will result in a change in control of the Adviser and, therefore, constitute an “assignment” within the meaning of the Investment Company Act of 1940 (the “1940 Act”) of the existing investment management agreements between the Adviser and the Funds and between the Adviser and the Underlying Funds.  An investment management agreement automatically terminates upon its assignment pursuant to certain provisions of the 1940 Act.  Consequently, a special meeting of the shareholders of the Funds was held, at which meeting the new investment agreement between the Adviser and the Funds was approved by the shareholders of the Funds and the Funds were instructed by shareholders to approve the new investment agreement between the Adviser and the Underlying Funds.

Information about the Funds. The Trust, on behalf of the Funds, is required by Federal law to file reports, proxy materials and other information with the SEC. The SEC maintains a website that contains information about the Funds (www.sec.gov). Any such reports, proxy materials and other information can be inspected and copied, after paying a duplicating fee, at the Office of Public Reference, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-0102 or by electronic request at the following E-mail address: publicinfo@sec.gov. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (202) 551-8090.

Other Information. As noted above, the Funds’ investment adviser is Hatteras Alternative Mutual Funds, LLC, 8540 Colonnade Center Drive, Suite 401, Raleigh, North Carolina 27615. Hatteras Capital Distributors, LLC, 8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615 (the “Distributor”) serves as the principal underwriter and national distributor for the shares of the Funds pursuant to a Distribution Agreement with the Trust (the “Distribution Agreement”). The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 and each state’s securities laws, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is an affiliate of the Adviser.  Quasar Distributors, LLC (“Quasar”), 615 East Michigan Street, Milwaukee, Wisconsin, 53202, serves as the Funds’ sub-distributor pursuant to a sub-distribution agreement with the Funds and the Distributor. In addition to serving as the Funds’ administrator, U.S. Bancorp Fund Services, LLC (“USBFS”) also serves as the Funds’ transfer and dividend disbursing agent, and is an affiliate of Quasar. USBFS is located at 615 East Michigan Street, Milwaukee, Wisconsin, 53202. Custodial Trust Company, 101 Carnegie Center, Princeton, New Jersey 08540, serves as Custodian for the Funds’ securities and cash. U.S. Bank N.A., 1555 N. Rivercenter Drive, Suite 302 Milwaukee, Wisconsin 53212 also serves as Custodian for the Funds’ securities and cash.

Reports to Shareholders. COPIES OF THE FUNDS’ MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE WITHOUT CHARGE UPON WRITING TO THE FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WISCONSIN, 53201-0701 OR BY CALLING, TOLL-FREE, (877) 569-2382. THESE REPORTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, WWW.SEC.GOV.

Management Ownership. To the knowledge of the Funds’ management, as of the close of business on March 31, 2014, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of each share class of the Funds and less than 1% of the outstanding shares of each Fund.

 Share Ownership. As of March 31, 2013, there were 52,300,221.715 shares of Alpha outstanding, 27,974,009.827 shares of Hedged Strategies outstanding and 3,040,406.81 shares of Long/Short Equity outstanding. To the knowledge of the Funds’ management, as of the close of business on March 31, 2013, the following persons owned of record 5% or more of the outstanding shares of each applicable class of each Fund:

Hatteras Alpha Hedged Strategies Fund – No Load
Name and Address	Number of Shares	% of Class	Type of Ownership
UBS Wealth Management USA 1000 Harbor Boulevard Weehawken, NJ 07086	4,310,702.814	43.2%	Record
Morgan Stanley Smith Barney Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	1,846,018.566	18.5%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	967,912.437	9.7%	Record
National Financial Services, LLC 499 Washington Boulevard, 5th Floor Jersey City, NJ 07310	828,213.735	8.3%	Record
Pershing LLC 1 Pershing Plaza, Floor 14 Jersey City, NJ 07399-2052	538,837.852	5.4%	Record

Hatteras Alpha Hedged Strategies Fund – Class A
Name and Address	Number of Shares	% of Class	Type of Ownership
Merrill Lynch Pierce Fenner & Smith 4800 Deer Lake Dr. E Jacksonville, FL 32246	554,438.008	58.5%	Record
First Clearing LLC 2801 Market Street St. Louis, MO 63103	155,432.194	16.4%	Record
UBS Wealth Management USA 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086	117,521.902	12.4%	Record
Morgan Stanley Smith Barney, LLC Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	92,880.213	9.8%	Record

Hatteras Alpha Hedged Strategies Fund – Class C
Name and Address	Number of Shares	% of Class	Type of Ownership
Morgan Stanley Smith Barney, LLC Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	660,196.931	26.9%	Record
Merrill Lynch Pierce Fenner & Smith 4800 Deer Lake Dr. E Jacksonville, FL 32246	476,127.155	19.4%	Record
UBS Wealth Management USA 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086	446,675.990	18.2%	Record
First Clearing LLC 2801 Market Street St. Louis, MO 63103	176,706.985	7.2%	Record

Hatteras Alpha Hedged Strategies Fund – Institutional Class
Name and Address	Number of Shares	% of Class	Type of Ownership
Merrill Lynch Pierce Fenner & Smith 4800 Deer Lake Dr. E Jacksonville, FL 32246	14,672,735.207	37.7%	Record
Morgan Stanley Smith Barney, LLC Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	14,088,939.377	36.2%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	3,658,453.871	9.4%	Record
National Financial Services, LLC 499 Washington Boulevard, 5th Floor Jersey City, NJ 07310	3,113,577.763	8.0%	Record

Hatteras Hedged Strategies Fund – Institutional Class
Name and Address	Number of Shares	% of Class	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	10,714,045.764	38.3%	Record
Pershing LLC 1 Pershing Plaza, Floor 14 Jersey City, NJ 07399-2052	9,623,059.380	34.4%	Record
National Financial Services, LLC 499 Washington Boulevard, 5th Floor Jersey City, NJ 07310	1,874,258.658	6.7%	Record
C/O FAScore LLC 8515 E. Orchard Road Greenwood Village, CO 80111	1,454,648.511	5.2%	Record

Hatteras Long/Short Equity Fund – Institutional Class
Name and Address	Number of Shares	% of Class	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	1,307,535.161	46.8%	Record
Merrill Lynch Pierce Fenner & Smith 4800 Deer Lake Dr. E Jacksonville, FL 32246	779,492.115	27.9%	Record
Morgan Stanley Smith Barney, LLC Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	315,708.276	11.3%	Record

Hatteras Long/Short Equity Fund – Class A
Name and Address	Number of Shares	% of Class	Type of Ownership
UBS Wealth Management USA 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086-6761	199,441.361	80.9%	Record
Merrill Lynch Pierce Fenner & Smith 4800 Deer Lake Dr. E Jacksonville, FL 32246	29,090.334	11.8%	Record

Shareholder Proposals. The Trust is not required to, nor does it intend to, hold regular annual meetings of its shareholders. If such an annual meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal or notice of the proposal, if the shareholder chooses to include the proposal in the Trust’s proxy materials, to the Trust within a reasonable time prior to the Trust printing and mailing its proxy materials in accordance with, respectively, Rule 14a-8 or Rule 14a-4(c) under the Securities Exchange Act.

Householding. Only one copy of this Information Statement and other documents related to the Funds, such as proxy materials, prospectuses and annual and semi-annual shareholder reports, etc. is being delivered to two or more security holders who share an address, unless the Funds have received contrary instructions from one or more of the security holders. Shareholders who wish to discontinue householding in the future, and shareholders sharing an address and receiving only one copy of this Information Statement, can request additional copies by calling 1-877-569-2382 or writing to Hatteras Alternative Mutual Funds Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

Important Notice regarding the Availability of Information Statement: This Information Statement is available at http://www.hatterasfunds.com/literature.

EXHIBIT A

FORM OF SUB-ADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of this ___ day of _________, 20__, by and among Hatteras Alternative Mutual Funds, LLC, a Delaware limited liability company (the “Advisor”), ____________________, a ______________ (the “Sub-Advisor”), and the Underlying Funds Trust, a Delaware statutory trust (the “Trust”) on behalf of such series as designated by the Advisor (the “Fund”).

WHEREAS, the Trust and each series comprising the Trust, including the Fund (collectively, the “Funds”), have been formed for the purpose of creating a fund-of-funds structure with their affiliate, Hatteras Alternative Mutual Funds Trust, a Delaware statutory trust (“Hatteras Mutual Funds”), in which each series of Hatteras Mutual Funds, including any future series of Hatteras Mutual Funds, invests 100% of its assets in certain or all of the Funds; and

WHEREAS, by virtue of the fund-of-funds structure, the Sub-Advisor will indirectly serve as a sub-advisor to any series of Hatteras Mutual Funds which invests in the Fund; and

WHEREAS, the Trust, and therefore the Fund, is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisor has been appointed investment advisor to the Fund, pursuant to an Investment Advisory Agreement dated September 15, 2009 (the “Advisory Agreement”), which has been approved by the Trust’s Board of Trustees (the “Board of Trustees”); and

WHEREAS, the Advisor has the authority to determine, in its sole discretion, the percentage of the Trust’s net assets (i) to be contributed into or subtracted from the Fund and (ii) to be advised by the Sub-Advisor; and

WHEREAS, the Advisor and the Trust desire to retain the Sub-Advisor to assist the Advisor in providing a continuous investment program for a portion of the Fund’s assets (designated herein as a “Separate Account”) and the Sub-Advisor is willing to do so; and

WHEREAS, the Board of Trustees has approved this Agreement, and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.             Appointment. The Advisor and the Trust hereby appoint the Sub-Advisor to serve as sub-advisor to the Advisor with respect to the Separate Account. Intending to be legally bound, the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.             Advisory Services. Subject to the supervision of the Board of Trustees and the Advisor, the Sub-Advisor will assist the Advisor in providing a continuous investment program for the Separate Account, including investment research and management with respect to the securities and investments and cash equivalents comprising the Separate Account. The Sub-Advisor will provide services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as set forth in the Fund’s (i) registration statement filed with the Securities and Exchange Commission in effect on the date hereof and as amended or supplemented during the term of this Agreement and (ii) resolutions of the Board of Trustees applicable to the Fund. The Fund shall provide the Sub-Advisor with written notice of any changes to such objective, policies and restrictions no less than 60 days prior to the effectiveness of any such change.

Without limiting the generality of the foregoing, the Sub-Advisor further agrees that it:

(a)            will assist in determining from time to time what securities and other investments will be purchased, retained or sold for the Separate Account;

(b)           will manage, in consultation with the Advisor, the Separate Account’s temporary investments in securities, cash and cash equivalents;

(c)            will place orders pursuant to its investment determinations for the Separate Account either directly with the issuer or with any broker or dealer;

(d)            will consult with the Advisor on a continuous basis as to the Fund’s total assets which shall be invested in the Separate Account;

(e)            will attend either in person or via telephone regular business and investment-related meetings with the Board of Trustees and the Advisor, as requested by the Trust, the Advisor or both; and

(f)            will maintain books and records with respect to the securities transactions for the Separate Account, furnish to the Advisor and the Board of Trustees such periodic and special reports as they may reasonably request with respect to the Separate Account, and provide in advance to the Advisor all reports to the Board of Trustees for examination and review within a reasonable time prior to the Board of Trustees’ meetings.

3.             Covenants by the Sub-Advisor. The Sub-Advisor agrees with respect to the services provided to the Fund that it:

(a)            as part of its retention as a Sub-Advisor with respect to the investment of the Separate Account, a portion of the assets held by the Fund, as determined by the Advisor, is authorized by its governing documents to enter into this Agreement and the terms of this Agreement do not violate any obligation by which the Sub-Advisor is bound, whether arising by contract, operation of law or otherwise;

(b)           will maintain all necessary governmental, self regulatory and exchange licenses and approvals, has effected all necessary filings and registrations with each applicable regulatory body, including its status as a Registered Investment Advisor with the Securities and Exchange Commission and will conform with all applicable Rules and Regulations of the Securities and Exchange Commission;

(c)           will telecopy trade information to the Fund’s designated Fund Accountant no later than the first business day following the day of the trade and cause broker confirmations to be sent directly to the Fund’s designated Fund Accountant and adopt such other trade reporting, settlement and clearance procedures with respect to the Fund as shall be in accordance with the Fund’s existing procedures and as mutually agreed by the parties hereto;

(d)            will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except i) after prior written notification to the Trust, to respond to requests that are a part of routine regulatory audits or inspections or ii) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, and may not be withheld and will be deemed granted where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust);

(e)            will maintain its own Code of Ethics and report to the Advisor’s Compliance Officer any violation of such Code that pertains to the management of the Fund, via a periodic compliance certification;

(f)            will maintain its own compliance program or manual, pursuant to Rule 206(4) -7 of the Investment Advisors Act. The Sub-Advisor will provide either the manual or a summary thereof, including updates thereto, to the Advisor’s Compliance Officer; and

(g)           in furnishing services hereunder, the Sub-Advisor will not consult with any other advisor to (i) the Funds, (ii) any other Fund of the Trust or (iii) any other investment company under common control with the Trust concerning transactions of the Separate Account in securities or other assets. (This shall not be deemed to prohibit the Sub-Advisor from consulting with any of its affiliated persons concerning transactions in securities or other assets. This shall also not be deemed to prohibit the Sub-Advisor from consulting with any other covered advisors concerning compliance with paragraphs a and b of Rule 12d3-1 under the 1940 Act.)

4.             Covenants by the Advisor and the Trust. The Advisor and the Trust agree with respect to the services provided to the Fund:

(a)            that the retention of the Sub-Advisor as investment advisor with respect to the Separate Account, is authorized by the governing documents relating to the Fund, and the terms of this Agreement do not violate any obligation by which the Fund is bound, whether arising by contract, operation of law or otherwise;

(b)           that the Sub-Advisor may use the Fund’s name on a representative client list.

5.             Services Not Exclusive. The services furnished by the Sub-Advisor hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Advisor or any affiliated person (as defined in the 1940 Act) of the Sub-Advisor or any employee, agent, manager or affiliated person of such person from acting as investment advisor or manager for any other person or persons, including other management investment companies or investment vehicles or accounts of any type with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Advisor or any such employee, agent, manager or affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations under this Agreement.

6.             Separate Account Transactions. Investment decisions for the Separate Account shall be made by the Sub-Advisor independently from those for any other investment companies and accounts advised or managed by the Sub-Advisor. The Separate Account and such investment companies and accounts may, however, invest in the same securities. When the Sub-Advisor seeks to purchase or sell the same security at substantially the same time on behalf of the Separate Account and/or another investment company or account, the Sub-Advisor shall, to the extent permitted by law and to the extent reasonably practicable, aggregate such orders or otherwise effect such transaction on an average price basis, and available investments will be allocated as to amount in a manner which the Sub-Advisor believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Sub-Advisor may aggregate the securities to be sold or purchased for the Separate Account with those to be sold or purchased for other investment companies or accounts in order to obtain best execution on an overall basis for all the Sub-Advisor’s clients.

The Sub-Advisor shall place orders for the purchase and sale of portfolio securities for the Separate Account and will solicit broker-dealers to execute transactions in accordance with the Fund’s policies and restrictions regarding brokerage allocations. If applicable, the Sub-Advisor shall place orders pursuant to its investment determinations for the Separate Account either directly with the issuer or with any broker or dealer. If it executes portfolio transactions and selects brokers or dealers, the Sub-Advisor shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Advisor deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Sub-Advisor may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and/or research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Separate Account and/or other accounts over which the Sub-Advisor or any of its affiliates exercises investment discretion. The Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and/or research services a commission for executing a portfolio transaction for the Separate Account which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and/or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Advisor’s overall responsibilities to the Fund. In no instance will portfolio securities be purchased from or sold to the Advisor or the Sub-Advisor or any affiliated person of either thereof; except as permitted by Rules and Regulations of the Securities and Exchange Commission.

7.             Covenants by the Advisor. The Advisor agrees with respect to the services provided to the Advisor hereunder that the Advisor will conform to the applicable Rules and Regulations of the Securities and Exchange Commission.

8.             Certain Representations and Warranties. Each of the parties hereto represents and warrants to the other that, as of the date hereof; this Agreement has been duly and validly authorized by all necessary action (corporate, limited liability company or otherwise) on the part of such party, has been duly executed and delivered by such party and constitutes the valid and legally binding obligation of such party, enforceable against such party in accordance with its terms and conditions.

9.             Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act with respect to the services provided by the Sub-Advisor hereunder.

10.           Expenses. During the term of this Agreement, the Sub-Advisor will pay its own expenses incurred in connection with the performance of its obligations under this Agreement. Nothing herein, however, shall be deemed to require the Sub-Advisor to pay any expenses of the Fund or the Advisor.

11.            Compensation. In consideration of the services rendered pursuant to this Agreement, during the term of this Agreement the Advisor will pay to the Sub-Advisor, as compensation for the services provided by the Sub-Advisor under this Agreement, a monthly fee equal to [   ]% (on an annualized basis) of the average net assets of the Separate Account, plus any leveraged amount applied to the Separate Account by the Advisor, over which the Sub-Advisor has trading authority. Notwithstanding Section 14 below, the Sub-Advisor shall only be entitled to compensation under this Section 11 for so long as and to the extent it has trading authority over the Separate Account, which trading authority may be terminated at any time by the Advisor in its sole discretion, when it is determined by the Advisor that it is in the best interest of the Trust to do so, without regard to the sixty (60) days notice period required for termination of this Agreement. The Advisor shall pay the Sub-Advisor as soon as practical after the last day of each calendar month, but no later than five (5) business days after the end of each month. In case of termination or expiration of this Agreement during any calendar month, the fee with respect to such month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of the Separate Account in accordance with the Fund’s prospectus.

12.           Standard of Care: Limitation of Liability: Limited Indemnity. The Sub-Advisor shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, accounts and customers, but shall not be liable for any action taken or omitted by the Sub-Advisor in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties. The Fund further agrees to indemnify, defend and hold the Sub-Advisor, and its managers, officers, directors, equityholders, employees and agents (“Related Persons”), harmless from and against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been Sub-Advisor to the Fund, or in connection with the past or present performance of services to the Fund in accordance with this Agreement, except to the extent that the loss, claim, damage, liability, cost or expense was caused by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties on the part of the Sub-Advisor in the performance of its duties and obligations under this Agreement. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. Federal and various state securities laws may afford the Advisor and/or the Fund certain rights and remedies under certain circumstances, even in the absence of bad faith, willful misconduct, gross negligence or reckless disregard by the Sub-Advisor or its Related Persons, and nothing contained herein shall in any way constitute a waiver or limitation of any such rights and remedies that the Advisor, the Fund or both may have under any such federal or state securities laws.

13.           Reference to the Sub-Advisor. Neither the Advisor nor any affiliate or agent of it shall make reference to this Agreement or use the name of the Sub-Advisor or any of its affiliates except with respect to references in regulatory filings and communications with shareholders concerning the identity of and services provided by the Sub-Advisor to the Fund, which references shall not differ in substance from those typically included in a proxy statement or annual report of the Fund, or the Fund’s registration statement and any advertising or promotional materials, provided such materials are FINRA compliant, without the prior approval of the Sub-Advisor.

14.           Duration and Termination. Unless sooner terminated, this Agreement shall be for an initial period of two years, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board of Trustees provided that its continuance also is approved by a majority of the members of the Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on sixty (60) days’ written notice, by the Board of Trustees, by the Advisor or by the Sub-Advisor or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). Termination or expiration of this Agreement, however caused, shall be without prejudice to any compensation accrued to the date of termination or expiration and Sections 3(e), 9, 11, 12 and 13 shall survive any termination or expiration.

15.            Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the members of the Board of Trustees who are not interested persons of the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

16.           Non-Solicitation.  During the term of this Agreement and for a period of two (2) years thereafter, each of the Trust and the Advisor on one hand and the Sub Advisor on the other agrees that it will not directly or indirectly, on its own behalf or on behalf of any other person, (i) solicit, induce or encourage the resignation of any member or employee of the other party or its affiliates, including those providing support, investment management, or client solicitation services, or hire any such member or employee whom the other party or its affiliates employed at any time during the twelve (12) month period preceding the termination of this Agreement; or (ii) in any way interfere or attempt to interfere with the relationship between the other party and its affiliates and any of their members or employees.

17.           Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Sub-Advisor at:

To the Advisor at:

Hatteras Alternative Mutual Funds, LLC
8540 Colonnade Center Drive, Suite 401
Raleigh, NC 27615-3052
Attn: J. Michael Fields, Chief Operating Officer
Facsimile: (919) 846-3433

with a copy to:

Drinker Biddle & Reath, LLP
One Logan Square, Suite 2000
Philadelphia, PA 19103-6996
Attn: Joshua B. Deringer, Esq.

To the Board of Trustees or the Fund at:

Hatteras Alternative Mutual Funds Trust
8540 Colonnade Center Drive, Suite 401
Raleigh, NC 27615-3052
Facsimile: (919) 846-3433

with a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attention:	Thomas R. Westle, Esq.
Facsimile: (917) 332-3817

The effective date of any notice shall be (i) the date such notice is sent if such delivery is effected by hand or facsimile; (ii) one business day after the date such notice is sent if such delivery is effected by national overnight courier; or (iii) the fifth (5th) business day after the date of the mailing thereof.

18.           Proxy Voting. The Sub-Advisor is authorized to vote proxies received on securities held in the Separate Account. The Advisor and the Trust represent that proxy voting authority is not expressly reserved to any other party under the documents governing the Funds. All proxies will be voted in accordance with the Advisor’s written policy in effect from time to time, receipt of which the Sub-Advisor hereby acknowledges. The Advisor and the Trust shall instruct the Fund’s custodian to forward promptly to the Sub-Advisor receipt of such communications and to follow the Sub-Advisor’s instructions concerning the same. The Sub-Advisor shall not be responsible for voting proxies not timely received by the Sub-Advisor.

19.           Binding Arbitration.  The parties hereto agree that any dispute between or among any of the parties arising out of, relating to or in connection with this Agreement or the Fund or the Trust, shall be resolved exclusively through binding arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) to the fullest extent permitted by law. Both the Advisor and Sub-Advisor, understand that Arbitration is final and binding on both parties and that each party in executing this agreement is waiving their rights to seek remedies in court, including the right to jury trial. The arbitration hearing shall be held in Raleigh, North Carolina. Disputes shall not be resolved in any other forum or venue. Each party will agree to the appointment of a single arbitrator within 30 business days after notice from the AAA of the filing of the demand for arbitration. If the two parties fail to agree on an arbitrator within the 30-day period, then each party will jointly appoint one arbitrator within 30 business days following the 30-day period. The two arbitrators nominated by the parties will attempt to agree on a third arbitrator within 30 business days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the third arbitrator within the 30-day period, then the AAA will appoint the third arbitrator within 30 business days following the expiration of the second 30-day period. Any award rendered by the arbitrators will be final and binding on the parties hereto, and judgment upon the award may be entered in the courts of the state of North Carolina and/or the U.S. District Court for the Eastern District of North Carolina, or any other court having jurisdiction over the award or having jurisdiction over the parties or their assets. The arbitration agreement contained in this Section 19 will not be construed to deprive any court of its jurisdiction to grant provisional relief (including by injunction or order of attachment) in aid of arbitration proceedings or enforcement of an award. In the event of arbitration as provided in this Section 19, the arbitrators will be governed by and will apply the substantive (but not procedural) law of New York, to the exclusion of the principles of the conflicts of law of New York. The arbitration will be conducted in accordance with the procedures set out in the commercial arbitration rules of the AAA. If those rules are silent with respect to a particular matter, the procedure will be as agreed by the parties, or in the absence of agreement among or between the parties, as established by the arbitrators. Notwithstanding any other provision of this Agreement, this Section 19 will be construed to the maximum extent possible to comply with the laws of the State of New York. If, nevertheless, it is determined by a court of competent jurisdiction that any provision or wording of this Section 19, including any rules of the AAA, are invalid or unenforceable under the laws of New York, such invalidity will not invalidate all of this Section 19. In that case, this Section 19 will be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the laws of New York or other applicable law, and, in the event such term or provision cannot be so limited, this Section 19 will be construed to omit such invalid or unenforceable provision.

20.           Legal Proceedings. The Sub-Advisor will not advise or act for the Advisor of the Fund in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held in the Fund or the issuers of these securities, without the prior written consent of the Advisor.

21.           Force Majeure.  In addition, and without limiting any other provision of this Agreement, the Sub-Advisor shall not be liable for (i) force majeure or other events beyond the control of the Sub-Advisor, including without limitation any failure, default or delay in performance resulting from computer or other electronic or mechanical equipment failure, unauthorized access, theft, operator errors, government restrictions, exchange or market rulings or suspension of trading, strikes, failure of common carrier or utility systems, severe weather or breakdown in communications not reasonably within the control of the Sub-Advisor or other causes commonly known as “acts of god”, whether or not any such cause was reasonably foreseeable, or (ii) general market conditions rather than a violation of this Agreement by the Sub-Advisor.

22.           Limits on Obligations. Notwithstanding anything to the contrary in this Agreement, in no event will the Sub-Advisor be obligated to effect any transaction or instruction it believes (without verification or inquiry) would violate any law, rule or regulation; the rules or regulations of any regulatory or self-regulatory body; or the Sub-Advisor’s legal, regulatory, or operational policies and procedures; provided, however, that the Sub-Advisor must provide the Advisor written notice of its decision not to effect a transaction within one business day of such decision.

23.           Independent Agent. It is understood and agreed that the Sub-Advisor shall be an independent contractor of the Advisor and the Trust and, except as specifically provided in this Agreement, that the Sub-Advisor shall not have authority to act for or represent the Advisor or the Trust in any way and shall not otherwise be deemed to be an agent of the Advisor or the Trust. Nothing contained herein shall create or constitute the Sub-Advisor and the Advisor or Trust as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.

24.          Miscellaneous. Neither the holders of shares of the Fund nor the members of the Board of Trustees shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

25.          Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior writings and understandings relating thereto.

26.          Governing Law. This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law in a manner not in conflict with the provisions of the 1940 Act.

27.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its authorized officer.

 By: _____________________________
Name:
Title:

Hatteras Alternative Mutual Funds, LLC

By: _____________________________
Name: J. Michael Fields
Title:  Chief Operating Officer

Underlying Funds Trust

By: _____________________________
Name: J. Michael Fields
Title:  Secretary

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
on behalf of
Hatteras Alpha Hedged Strategies Fund
 Hatteras Hedged Strategies Fund
Hatteras Long/Short Equity Fund
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

 IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF THE INFORMATION STATEMENT

April 30, 2014

As a shareholder of the Hatteras Alpha Hedged Strategies Fund, Hatteras Hedged Strategies Fund or Hatteras Long/Short Equity Fund (the “Funds”), each a series of Hatteras Alternative Mutual Funds Trust, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of new sub-advisers to manage the Funds’ assets.

This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement.

As a mutual fund of funds, each of the Funds pursues its investment objective by investing in other affiliated mutual funds (“Underlying Funds”), each a series of Underlying Funds Trust. The Adviser is responsible for selecting sub-advisers (collectively, the “Sub-Advisers”) to manage the assets of the Underlying Funds in which each Fund invests.

On March 4, 2014, at an in-person meeting of the Board of Trustees (the “Board”) of Underlying Funds Trust, a majority of the Board, including a majority of the Trustees who are not “interested persons” of Underlying Funds Trust (as defined in the Investment Company Act of 1940, as amended), voted to approve new Sub-Advisory Agreements (each a “Sub-Advisory Agreement”) by and among the Adviser, the Underlying Funds Trust, on behalf of the Underlying Funds, and each of the following Sub-Advisers:

Name of Sub-Adviser
Jadwin Partners, LLC (“Jadwin”)
Chartwell Investment Partners, Inc. (formerly Chartwell Investment Partners, LP) (“Chartwell”)

Additional information about the Adviser, each Sub-Adviser, each Sub-Advisory Agreement and the Board’s approval of each Sub-Advisory Agreement is contained in the Information Statement.

Please note that, pursuant to the terms of an exemptive order issued by the U.S. Securities and Exchange Commission, the Adviser is permitted, subject to certain conditions and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

By sending you this notice, the Funds are notifying you that they are making the Information Statement available to you via the Internet in lieu of mailing you a paper copy. The full Information Statement, as well as the Funds’ most recent Annual or Semi-Annual Report, will be available for printing on the Funds’ website at www.hatterasfunds.com/literature until at least July 29, 2014. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (877) 569-2382.

If you would like to receive a paper or e-mail copy of the Information Statement or the most recent Annual or Semi-Annual Report, you must request one.
There is no charge to you to obtain a copy.